Exhibit 99.1

NYSE Amex: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz Provides Update on NI 43-101 Uranium Resources for PRB Properties

Casper, Wyoming, March 1, 2010 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE Amex: URZ; TSX: URZ; Frankfurt: U9E) is pleased to report that that the Arkose Mining Venture (“Arkose”) has received an updated independent National Instrument 43-101 (“NI 43-101”) technical report for its South Doughstick Property which now includes the uranium resources on the west one half of Section 29, Township 43 North, Range 76 West 6th PM, Johnson County, Wyoming. Arkose has signed a lease for the 50% interest in the mineral rights on Section 29 that it did not control, which includes a portion of the South Doughstick resources. Arkose is a joint venture operated by the Company and owned by the Company (81%) and United Nuclear, LLC (19%).

The Arkose property, comprising 88,367 acres (35,762 hectares) in the Powder River Basin, has exploration targets along approximately 105 miles (169 kilometers), in aggregate, of uranium mineralized alteration-reduction fronts. Alteration-reduction trends in the Powder River Basin of Wyoming are frequently composed of multiple, stacked roll fronts that often contain associated uranium mineralization amenable to in-situ recovery (“ISR”) mining techniques. To date, the resources reported for Arkose only include those for South Doughstick and part of the Doughstick properties.

Uranerz has reported NI 43-101 uranium resources for five of its projects. Uranerz has 38 uranium projects at various stages of exploration and development in the Powder River Basin area of Wyoming (including projects on the Arkose property). The current resource table does not include historic uranium resources at the Company’s other Powder River Basin projects, including North Reno Creek, East Nichols, North Nichols, North Rolling Pin, Verna Ann, Niles Ranch, C-Line and Collins Draw projects.

The current mineral resources are reported based on a grade range of <0.01% to 2.65% with a grade cut-off of 0.03% and grade-thickness* (“GT“) cut-off of 0.20 and are highlighted in the following table:

Property Name	Pounds eU3O8 Measured	Average Grade % eU3O8	Pounds eU3O8 Indicated	Average Grade % eU3O8	Pounds eU3O8 Measured & Indicated	Average Grade % eU3O8	Pounds eU3O8 Inferred	Average Grade % eU3O8	Date of 43 - 101 Report or Update
South Doughstick	**583,684	0.122	**1,268,989	0.120	**1,852,673	0.121	**153,337	0.096	February 25, 2010
Doughstick Properties	**229,553	0.088	**653,183	0.079	**882,736	0.081	**86,909	0.055	January 26, 2010
Nichols Ranch	-	-	2,949,546	0.114	2,949,546	0.114	-	-	June 5, 2009
Hank	573,436	0.128	1,662,614	0.122	2,236,050	0.123	246,753	0.087	May 1, 2008
West North-Butte	782,357	0.193	2,054,658	0.142	2,837,015	0.153	2,681,928	0.120	December 9, 2008
TOTALS					10,758,020		3,168,927

* GT represents grade multiplied by the thickness and is calculated by multiplying eU3 O8 grade (in percent) by gamma anomaly thickness (in feet) as determined from down-hole radiometric probing. For example, a drill hole that has 10 feet of 0.10% uranium mineralization has a GT of 1.0 and would be considered a good hole by ISR mining standards.

** The pounds included in this table are directly attributable to Uranerz. Uranerz owns an 81% interest in the Arkose Mining Venture (“Arkose”) and is the project operator. Some of the property areas may be owned by Arkose and some are owned 100% directly by Uranerz.

These estimates meet the "measured", "indicated" or "inferred" mineral resources classifications as defined by NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Definitions Standards incorporated by reference therein.

The updated South Doughstick technical report, entitled “Technical Report, South Doughstick Property, Campbell and Johnson Counties, Wyoming, U.S.A.” and dated February 25, 2010, was authored by Mr. Douglass Graves, P.E., of TREC, Inc., who is an “independent person” as defined by NI 43-101. Mr. Graves has reviewed and verified the technical disclosure provided in this news release. The Technical Report has been filed by the Company and will soon be available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

About Uranerz

Uranerz Energy Corporation is a U.S.-based uranium company focused on achieving commercial ISR uranium production. The Company controls a strategic land position in the Pumpkin Buttes Uranium Mining District of the central Powder River Basin of Wyoming, U.S.

The Uranerz management team has specialized expertise in the ISR uranium mining method, and a record of licensing, constructing, and operating commercial ISR uranium projects. The Company has entered into long-term contracts for the sale of uranium to two of the largest nuclear utilities in the U.S., including Exelon.

Wyoming has a long and continuous commercial ISR uranium mining history dating back to 1987. Wyoming has the largest reserves, and is the largest producer of uranium, of any U.S. state.

Uranerz Energy Corporation is listed on the NYSE-Amex and Toronto Stock Exchange under the symbol “URZ”, and listed on the Frankfurt Stock Exchange under the symbol “U9E”.

Further Information

For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or refer to the Company website at www.uranerz.com. To review Company’s filings with the Securities and Exchange Commission go to www.sec.gov or www.sedar.com.

Cautionary statement

All mineral resources disclosed in this press release and in the NI 43-101 technical reports referenced herein have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as "NI 43-101". The NI 43-101 technical reports referred to herein include estimations of potential mineral resources for further development by the issuer, disclosed pursuant to the applicable provisions of NI 43-101. As a company listed on the TSX, we are required by Canadian law to provide disclosure in accordance with NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the Industry Guide 7 ("Guide 7") of the U.S. Securities and Exchange Commission (the "SEC"). NI 43-101 and Guide 7 standards are substantially different. The terms "mineral reserve", "proven mineral reserve" and "probable mineral reserve" are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

This press release and the NI 43-101 technical reports referenced herein use or may use the terms "mineral resource," "measured mineral resource," "indicated mineral resource", "inferred mineral resource", “potential uranium exploration target”, “potential mineral resource”, “potential mineral deposit” and “potential target mineral resource”. We advise investors that these terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into Guide 7 reserves. “Potential target mineral resources” are strictly uncertain as to their existence, and strictly uncertain as to their economic and legal feasibility. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of a potential target resource or an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of any mineral resource exists or is economically or legally mineable. Disclosure of "contained pounds" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures.

Forward-looking statements

This press release may contain or refer to "forward-looking information" and "forward-looking statements" within the meaning of applicable United States and Canadian securities laws, which may include, but is not limited to, statements with respect to resource estimates, permitting and development activities, projections, our planned exploration and drilling programs, the availability of future financing for exploration and other plans, projections, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.